                                                              EXHIBIT 10(ii)(ab)






                            INDEMNIFICATION AGREEMENT

                                      among

                           J. C. PENNEY COMPANY, INC.,

                         J. C. PENNEY CORPORATION, INC.

                                       and

                            ________________________

                                TABLE OF CONTENTS
                                -----------------

1.   Services to the Companies .................................................   6

2.   Indemnification ...........................................................   6

3.   Partial Indemnification ...................................................  12

4.   Determination of Entitlement to Indemnification Pursuant to Section 2(a). .  12

5.   Advancement of Costs and Expenses. ........................................  21

6.   Other Rights to Indemnification ...........................................  23

7.   Interval Protection Against Premature Enforcement .........................  24

8.   Trust Fund ................................................................  26

9.   Enforcement. ..............................................................  28

10.  Duration of Agreement. ....................................................  29

11.  Severability ..............................................................  31

12.  Identical Counterparts ....................................................  31

13.  Headings ..................................................................  32

14.  Modification and Waiver ...................................................  32

15.  Notification and Defense of Claim .........................................  32

16.  Notices ...................................................................  33

17.  Governing Law .............................................................  34

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                            INDEMNIFICATION AGREEMENT
                            -------------------------

     This INDEMNIFICATION AGREEMENT made and entered into as of the _____ day of ________ 2002 ("Agreement") by and among J. C. PENNEY COMPANY, INC., a Delaware corporation, J. C. PENNEY CORPORATION, INC., a Delaware corporation (formerly known as J. C. Penney Company, Inc., and now a wholly-owned subsidiary of J. C. Penney Company, Inc.) (J. C. Penney Company, Inc. and J. C. Penney Corporation, Inc. herein collectively called the "Companies"), and __________________________________ ("INDEMNITEE"):

     WHEREAS, competent and experienced persons are becoming more reluctant to serve as directors or officers of publicly-held corporations unless they are provided with adequate protection against claims and actions against them for their activities on behalf or at the request of such corporations, generally through insurance and indemnification; and

     WHEREAS, uncertainties in the interpretations of the statutes and regulations, laws and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of publicly held corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers; and

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     WHEREAS, the Boards of Directors of the Companies, based upon their business experience, have concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably make it more difficult for the Companies to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business and affairs of the Companies and their subsidiaries and affiliates and the operation of their facilities, and the Boards deem such consequences to be so detrimental to the best interests of the Companies' stockholders that they have concluded that the Companies should act to provide their directors and officers with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to such positions and, in such connection, said directors have further concluded that it is not only reasonable and prudent but necessary for the Companies to contractually obligate themselves to indemnify to the fullest extent permitted by applicable law their directors and certain of their officers and certain persons serving other entities at the request, or on behalf, of the Companies and to assume, to the maximum extent permitted by applicable law, financial responsibility for expenses and liabilities which might be incurred by such individuals in connection with claims lodged against them for their decisions and actions in such capacities; and

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     WHEREAS, Section 145 of the General Corporation Law of the State of
Delaware, under which law the Companies are organized, empowers a corporation organized in Delaware to indemnify persons who serve as directors, officers, employees or agents of the corporation or persons who serve at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and further specifies that the indemnification provided by said section "shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise", and further empowers a corporation to "purchase and maintain insurance" on behalf of such persons "against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of" said laws; and

     WHEREAS, the Bylaws of the Companies permit indemnification in accordance with and to the full extent permitted by the laws of the State of Delaware, and resolutions adopted by the Board of Directors of J. C. Penney Corporation, Inc. on December 30, 1975, require that directors, officers and employees of the Companies acting as fiduciaries (within the meaning of the Employee Retirement Income Security Act of 1974) with respect to any of the Companies' employee benefit and welfare plans be indemnified in accordance with the terms set forth in said resolution; and

     WHEREAS, the Companies have (i) reviewed the type of insurance available to insure the directors and officers of the Companies and of their affiliates against costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their status and/or decisions or actions in such positions, (ii) studied the nature and extent of the coverage provided by such insurance and the cost thereof to the Companies, (iii) purchased such insurance to the extent reasonably available, and (iv) concluded, notwithstanding the purchase of such insurance to the extent reasonably available, that it would be in the best interests of the Companies and their stockholders for the Companies to enter into agreements to indemnify certain of such persons in the form of this Agreement, inasmuch as such insurance is, and is likely to continue to be, subject to certain significant exclusions and limitations or could cease to be reasonably available on any basis; and

     WHEREAS, to further assure that the directors and officers of the Companies and persons serving other entities at the request, or on behalf, of the Companies will obtain the protections contemplated by this Agreement, notwithstanding future uncertainties, the Companies have concluded that it would be in the best interests of the stockholders for such contractual indemnification to be supported by a trust fund to be established by the Companies; and

     WHEREAS, the Companies desire to have INDEMNITEE serve or continue to serve as a director or officer of J. C. Penney Company, Inc. and/or J. C. Penney Corporation, Inc., and/or as a director, officer, employee, partner, trustee, agent or fiduciary of such other corporations, partnerships, joint ventures, employee benefit plans, trusts or other enterprises (herein collectively called "Company Affiliate") of which he or she has been or is serving, or will serve, at the request of or for the convenience of or to represent the interests of the Companies, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his or her being a director or officer of the Companies or a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate or by reason of his or her decisions or actions on their behalf; and

     WHEREAS, INDEMNITEE is willing to serve, or to continue to serve, or to take on additional service for, J. C. Penney Company, Inc. and/or J. C. Penney Corporation, Inc., and/or the Company Affiliates in such aforesaid capacities on the condition that he or she be indemnified as provided for herein;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and INDEMNITEE do hereby covenant and agree as follows:

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     1. Services to the Companies. INDEMNITEE will serve and/or continue to
        -------------------------
serve as a director and/or officer of either or both of the Companies (in the case of an officer of either or both, at the will of J. C. Penney Company, Inc. and/or J. C. Penney Corporation, Inc., as applicable, or under separate contract, if any such contract exists or shall hereafter exist) and/or as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable constitutive documents thereof; provided that INDEMNITEE may at any time and for any reason resign from such position (subject to any contractual obligations which INDEMNITEE shall have assumed apart from this Agreement) and further provided that neither the Companies nor any Company Affiliate shall have any obligation under this Agreement to continue the INDEMNITEE in any such position.

     2. Indemnification.
        ---------------

          (a) Except as otherwise expressly provided in this Agreement or prohibited by applicable law, the Companies, within 60 days (or such longer period, if any, as may be permitted by Section 4(a) hereof) after receipt of a written statement from INDEMNITEE requesting indemnification and reasonably evidencing the costs, expenses, judgments, penalties, fines and amounts in settlement incurred by him or

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     her, shall, in accordance with the applicable provisions of this Agreement, fully indemnify INDEMNITEE if INDEMNITEE is or was made a party or is threatened to be made a party to any Proceeding (as hereinafter defined) by reason of the fact that he or she is or was a director, officer, employee, agent or fiduciary of the Companies or is or was serving at the request of or for the convenience of or to represent the interests of either or both of the Companies as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate, or by reason of anything done or not done by him or her in any such capacity (all of the foregoing reasons being herein collectively called "Qualifying Reasons"), against costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts in settlement incurred by him or her in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement, or appeal thereof). In the event that both the foregoing sentence and Section 2(b) hereof would be applicable to the indemnification being sought, the provisions of Section 2(b) shall govern. For purposes of this Agreement, (i) a "Proceeding" shall mean any threatened, pending or completed investigation, action, suit, arbitration, alternate dispute resolution mechanism, or any other proceeding (including any appeals therefrom), whether civil, criminal, administrative or investigative in nature and whether in a court or arbitration, or before or involving a governmental, administrative or

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     private entity (including, but not limited to, an investigation initiated by either or both of the Companies, a Company Affiliate, or the Board of Directors or fiduciaries of any thereof), (ii) references to "fines" shall include any excise taxes assessed on INDEMNITEE with respect to any employee benefit or welfare plan, and (iii) references to "serving at the request of either or both of the Companies" shall include, without limitation, any service, while serving as a director, officer, employee, partner, trustee, agent or fiduciary of either or both of the Companies or any Company Affiliate which imposes duties on, or involves services by, INDEMNITEE with respect to any employee benefit or welfare plan of either or both of the Companies or any Company Affiliate, its participants or beneficiaries.

          (b) Notwithstanding any other provision of this Agreement (except as set forth in Section 2(c) hereof), and without a requirement for any determination as described in Section 4(a) hereof, to the extent INDEMNITEE
     (i) has prepared to serve or has served as a witness in any Proceeding in any way relating to either or both of the Companies, any Company Affiliate, any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of either or both of the Companies ("Securities Act Affiliate"), any associate (as defined in said Rule 405) of either or both of the Companies or of any Securities Act Affiliate or Company Affiliate, or anything done or not done by INDEMNITEE as a director,

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     officer, employee, partner, trustee, agent, or fiduciary of either or both of the Companiesor any Company Affiliate or (ii) has been successful on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice) in defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the final adjudication, arbitration or alternate dispute resolution mechanism or on appeal, the Companies shall fully indemnify him or her against costs and expenses (including attorneys' fees and disbursements) incurred by him or her in connection therewith (including, but not limited to, the preparation or service as a witness or the investigation, defense or appeal in connection with any such Proceeding) within 30 days after receipt by the Companies from INDEMNITEE of a statement requesting such indemnification, reasonably evidencing the expenses and costs so incurred by him or her and averring that they do not relate to matters of the type described in clauses (i) or (ii) of Section 2(c) hereof.

          (c) Notwithstanding anything to the contrary in the foregoing provisions of this Section 2 (and except as provided in the proviso clause of this sentence), INDEMNITEE shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2: (i) except as provided in
     Section 4(e) or 9 hereof, against costs and expenses incurred in connection with any Proceeding commenced by INDEMNITEE against either or both

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     of the Companies, any Company Affiliate, any Securities Act Affiliate, or
     any person who is or was a director or officer, in his or her respective capacity as such, of the Companies, any Company Affiliate or any Securities Act Affiliate; or (ii) against costs and expenses incurred by INDEMNITEE in connection with preparing to serve or serving, prior to a Change in Control (as defined in Section 4(d)(i) hereof), as a witness in cooperation with any party or entity, who or which has threatened or commenced any Proceeding against either or both of the Companies, any Company Affiliate or Securities Act Affiliate, or any director, officer, employee, partner, trustee, agent or fiduciary of any thereof in his or her respective capacity as such; or (iii) to the extent that INDEMNITEE has theretofore received payment pursuant to any directors and officers liability insurance policy maintained by either or both of the Companies; provided, however, that indemnification may be provided by either or both of the Companies in any specific case as contemplated by Section 6 hereof notwithstanding the applicability of the foregoing clause (i) or (ii).

          (d) In the event that INDEMNITEE is serving or has served as a Representative (as such term is defined in Section 4(a) of the Indemnification Trust Agreement attached hereto as Exhibit I), then, notwithstanding any other provision of this Agreement, and without a requirement for any determination as described in Section 4(a) hereof, either or both of the

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     Companies, within 30 days after receipt of a statement from INDEMNITEE requesting indemnification and reasonably evidencing the costs, expenses, judgments, penalties, fines and amounts in settlement incurred by him or her, shall fully indemnify INDEMNITEE if INDEMNITEE is or was made a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was such a Representative or by reason of anything done or not done by him or her in such capacity, against costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts in settlement, incurred by him or her in connection with such Proceeding, provided that no indemnification shall be made with respect to (and INDEMNITEE shall state in his or her request that he or she is not seeking indemnification with respect to) any cost, expense, judgment, penalty, fine or amount in settlement as to which there has been a final judicial determination that such amount was incurred as a direct result of willful misconduct in the course of INDEMNITEE's service as a Representative.

          (e) Notwithstanding any other provision of this Agreement, indemnification shall also be made to the extent that the Court of Chancery of the State of Delaware or the court in which a Proceeding was brought shall determine that INDEMNITEE is fairly and reasonably entitled to indemnification for such costs and expenses as such court shall deem proper.

     3. Partial Indemnification. If INDEMNITEE is only partially successful in
        -----------------------
     the defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the initial adjudication, arbitration or alternate dispute resolution mechanism or on appeal, either or both of the Companies shall nevertheless indemnify INDEMNITEE, as a matter of right pursuant to Section 2(b) hereof, to the extent INDEMNITEE has been partially successful.

     4. Determination of Entitlement to Indemni-
        ----------------------------------------
        fication Pursuant to Section 2(a).
        ---------------------------------

        (a) Upon written request by INDEMNITEE for indemnification pursuant to the first sentence of Section 2(a) hereof, a determination, if required by Delaware law, with respect to INDEMNITEE's entitlement thereto shall be made not later than 60 days (provided that such 60 day period can be extended for an additional reasonable time if (x) the Companies pursuant to a request by INDEMNITEE have provided timely, continuous and effective Interval Protection (as defined in Section 7 hereof) and (y) the Companies in good faith require such additional time for the obtaining or evaluating of documentation reasonably available to INDEMNITEE) after the Companies shall have received such request (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless INDEMNITEE shall make a request which is timely under the circumstances that such determination be made by the Board of Directors or stockholders, in which case pursuant to clause (ii)(A) or
     (ii)(C) of this Section 4(a) as requested by INDEMNITEE) in a written opinion to the Board of Directors, a copy of which (including each prior draft thereof) shall be simultaneously delivered to INDEMNITEE, and (ii) in all other cases (A) by the Board of Directors of J. C. Penney Company, Inc. by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be simultaneously delivered to INDEMNITEE or (C) by the stockholders of J. C. Penney Company, Inc. The General Counsel(s) of the Companies shall, promptly upon receipt of INDEMNITEE's request for indemnification, advise the Boards of Directors in writing that INDEMNITEE has made such request for indemnification. INDEMNITEE shall cooperate with the person or entity making such determination of INDEMNITEE's entitlement to indemnification, including providing to such person or entity upon reasonable advance request any documentation or information reasonably available to INDEMNITEE and necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by INDEMNITEE in so cooperating with the person or entity making such determination shall be borne by the Companies (irrespective of the determination as to INDEMNITEE's entitlement to indemnification pursuant to Section 2(a) hereof) and the Companies hereby indemnify and agree to hold INDEMNITEE harmless therefrom.

          (b) In making a determination of entitlement pursuant to Section 4(a) or 4(e) hereof, the person or entity making such determination shall presume that INDEMNITEE is entitled to indemnification pursuant to Section 2(a) hereof and that the Companies have the burden of proof in the making of any determination contrary to such presumption. If no determination pursuant to Section 4(a) hereof is made within 60 days (or such longer period, if any, as may be permitted by Section 4(a) hereof) of the Companies' receipt of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and INDEMNITEE shall be absolutely entitled to such indemnification, absent (i) a misstatement of a material fact in the request for indemnification or an omission of a material fact necessary to make the statements in such request not materially misleading with respect to the information necessary for the determination of entitlement to indemnification or (ii) a prohibition of such indemnification under applicable law.

          (c) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo
                                      ----

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     contendere or its equivalent, shall not, in and of itself, affect the
     ----------
     rights of INDEMNITEE to indemnification or the presumptions to which INDEMNITEE is otherwise entitled pursuant to the provisions of this Agreement.

          (d) For purposes of this Agreement:

               (i) "Change in Control" shall mean a change in control of J. C. Penney Company, Inc. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 ("Act"), whether or not J. C. Penney Company, Inc. is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act, but excluding any employee benefit plan or employee stock plan of J.
          C. Penney Company, Inc. or any subsidiary of J. C. Penney Company, Inc., or any entity organized, appointed, established or holding securities of J. C. Penney Company, Inc. with voting power for or pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of J. C. Penney Company, Inc. representing 35%

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          or more of the combined voting power of J. C. Penney Company Inc.'s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of J. C. Penney Company, Inc. in office immediately prior to such person's attaining such interest; (B) J. C. Penney Company, Inc. is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of J. C. Penney Company, Inc. in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors of J. C. Penney Company, Inc. thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of J. C. Penney Company, Inc. (including for this purpose any new director whose election or nomination for election by J. C. Penney Company, Inc.'s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of J. C. Penney Company, Inc.

               (ii) "Disinterested Director" with respect to any request by INDEMNITEE for indemnification hereunder shall mean a director of J.
          C. Penney Company, Inc. who neither
          is nor was a party to the Proceeding in respect of which indemnification is being sought by INDEMNITEE.

               (iii) "Independent Counsel" shall mean a law firm or a member of a law firm (A) that neither is nor in the past five years has been retained to represent in any material matter the Companies, or any Securities Act Affiliate, or INDEMNITEE or any other party to the Proceeding giving rise to a claim for indemnification hereunder and
          (B) which, under applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either of the Companies or INDEMNITEE in an action to determine INDEMNITEE's right to indemnification under this Agreement and (C) that is reasonably acceptable to the Companies and INDEMNITEE. For purposes hereof, counsel shall not be deemed to represent any government or governmental entity which may have commenced any Proceeding or be asserting any claim against INDEMNITEE solely by reason of having represented any department, commission, authority, subdivision or public benefit corporation of or created by such government or governmental entity which is a party to such Proceeding or before which it is being prosecuted or which is making any such claim. In the event that the parties are unable to agree on the selection of Independent Counsel, such counsel shall be selected by lot from among the Delaware law firms generally reputed to be experienced in corporate law and having more than 25 attorneys or New York City law firms generally reputed to be experienced in corporate law and having more than 150 attorneys and having, in each case, a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection shall be made in the presence of INDEMNITEE (or his or her representative), and the parties shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept an engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making any determination contemplated hereunder (irrespective of the determination as to INDEMNITEE's entitlement to indemnification) shall be paid by either or both of the Companies and, if requested by such counsel, either or both of the Companies shall promptly give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by such counsel.

          (e) In the event that pursuant to Section 4(a) hereof a determination is made that INDEMNITEE shall not be entitled to indemnification hereunder in respect of all or any part of a claim made by INDEMNITEE therefor, INDEMNITEE shall nevertheless be entitled, at his or her option, to a final adjudication or may seek an award in arbitration regarding his or her entitlement to indemnification hereunder in respect of such claim. In the event INDEMNITEE seeks adjudication, INDEMNITEE shall initially commence, within 180 days from INDEMNITEE's receipt of notice that he or she is not entitled to indemnification, an appropriate action in an appropriate court of the State of Delaware or any other court of competent jurisdiction. In the event INDEMNITEE seeks an award in arbitration, such arbitration, which shall be conducted in Wilmington, Delaware or in New York, New York, shall be initiated by INDEMNITEE within 180 days from INDEMNITEE's receipt of notice that he or she is not entitled to indemnification, shall be conducted by a single arbitrator who is a member of a firm that would qualify as an Independent Counsel hereunder pursuant to the commercial arbitration rules of the American Arbitration Association, and the arbitrator shall notify the parties of his or her decision within 60 days following the initiation of such arbitration. The Companies hereby agree to be bound by the determination of such arbitrator and shall bear all fees, costs and expenses imposed by the American Arbitration Association on account of such proceeding, irrespective of the determination thereof. The Companies further unconditionally and irrevocably agree that their execution of this Agreement shall also constitute a stipulation by which they shall be irrevocably bound in any court or arbitration in which such proceeding shall have been commenced, continued or appealed that (i) they shall not oppose INDEMNITEE's right to seek or obtain any such adjudication or award in arbitration or any other claim by reason of any prior determination made pursuant to this Agreement with respect to INDEMNITEE's right to indemnification under this Agreement on such claim or any other claim, or, except in good faith, raise any objections not specifically relating to the merits of INDEMNITEE's claim; (ii) for all purposes of this Agreement any such adjudication or arbitration shall be conducted de novo and without prejudice by reason of any such prior determination to the effect that INDEMNITEE is not entitled to indemnification; and (iii) it shall be bound by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof). Whether or not the court or arbitrator shall determine that INDEMNITEE is entitled to indemnification hereunder as to any costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines or amounts in settlement in respect of any claim, issue or matter involved in the Proceeding in respect of which indemnification is sought hereunder, either or both of the Companies shall within 30 days after written request therefor (and submission of reasonable evidence of the nature and amount thereof), and unless there is a specific judicial finding that INDEMNITEE's suit was frivolous, pay all costs and expenses (including attorneys' fees and disbursements) incurred by INDEMNITEE in

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     connection with such adjudication or arbitration (including, but not limited to, any appellate proceedings).

          (f) If the person or entity (including the Board of Directors of J. C. Penney Company, Inc., Independent Counsel, stockholders, court or arbitrator) making the determination as to the entitlement of INDEMNITEE to indemnification hereunder shall determine that INDEMNITEE is not entitled to indemnification in respect of all claims, issues or matters involved in a Proceeding in respect of which indemnification is sought hereunder but is entitled to indemnification for some of such claims, issues or matters, such person or entity shall equitably allocate such costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts in settlement incurred in connection with such Proceeding among the claims, issues or matters involved therein and determine those for which INDEMNITEE shall be indemnified hereunder.

     5.   Advancement of Costs and Expenses.
          ---------------------------------

          (a) All costs and expenses (including attorneys' fees, retainers and advances of disbursements required of INDEMNITEE) incurred by INDEMNITEE in preparing to serve or serving as a witness in a Proceeding of the type described in clause (i) of Section 2(b) hereof, or in investigating, defending or appealing any Proceeding relating to a Qualifying Reason (and not excluded by clause (i) or (ii) of Section 2(c)

     (as modified by the proviso clause contained in such Section)) or arising in connection with service as a Representative, or in connection with an adjudication or award in arbitration pursuant to Section 4(e) hereof, or relating to a Proceeding described in or arising pursuant to Section 9 hereof, shall be paid by either or both of the Companies (in advance of the final disposition of such Proceeding) at the request of INDEMNITEE within 20 days after the receipt from time to time by either or both of the Companies from INDEMNITEE of a statement or statements requesting such advance or advances, reasonably evidencing the expenses and costs incurred by him or her in connection therewith and averring that they do not relate to matters described in the aforesaid clause (i) or (ii) of Section 2(c), together with a written undertaking by INDEMNITEE to repay such amount if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if INDEMNITEE elects to seek such an adjudication or arbitration, and otherwise in a determination, if required hereunder, pursuant to Section 4(a) hereof) that INDEMNITEE is not entitled to be indemnified against such costs and expenses by the Companies as provided by this Agreement (or, if INDEMNITEE has sought advances (i) pursuant to Section 4(e) or 9 hereof, if there is a specific judicial finding that INDEMNITEE's suit was frivolous or (ii) in his capacity as a Representative, if there is a final judicial determination of willful misconduct in the matter giving rise to the Proceeding as to which he or she obtained an advance or advances).

          (b) If and to the extent it is finally determined hereunder that INDEMNITEE is not entitled to indemnification, or is entitled only to partial indemnification, INDEMNITEE shall reimburse the Companies for all costs and expenses advanced or prepaid pursuant to INDEMNITEE's prior request or requests hereunder, or the proper proportion thereof, as the case may be, within 90 days after receipt of an itemized written statement therefor from the Companies, provided that INDEMNITEE shall have no obligation to reimburse the Companies for any of INDEMNITEE's costs and expenses relating to (i) cooperating with the Companies in making their determination, as provided in Section 4(a) hereof, (ii) an adjudication or arbitration of his or her entitlement to indemnification hereunder, as provided in Section 4(e) hereof or (iii) a Proceeding described in or arising under Section 9 hereof (unless, in the case of the foregoing clause
     (ii) or (iii) there is a specific judicial finding that INDEMNITEE's suit was frivolous).

     6.   Other Rights to Indemnification. The indemnification and advancement
          -------------------------------
of costs and expenses (including attorneys' fees and disbursements) provided by this Agreement shall not be deemed exclusive of any other rights to which INDEMNITEE may now or in the future be entitled under any provision of applicable law, the

Restated Certificates of Incorporation or any Bylaw of the Companies or any other agreement or any vote of directors or stockholders or otherwise, whether as to action in his or her official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in
Section 2 of this Agreement.

     7.   Interval Protection Against Premature Enforcement.
          -------------------------------------------------

     During the interval between the Companies' receipt of INDEMNITEE's request for indemnification and the latest to occur of (a) payment in full to INDEMNITEE of the indemnification to which he or she is entitled hereunder, or (b) a determination (if required) pursuant to Section 4(a) hereof or a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof (if INDEMNITEE elects to seek such an adjudication or arbitration) that INDEMNITEE is not entitled to indemnification hereunder (or, if INDEMNITEE has sought indemnification in his or her capacity as a Representative, a final judicial determination of willful misconduct in the matter giving rise to the Proceeding as to which he or she is seeking indemnification), the Companies shall provide "Interval Protection" which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Companies at that time) to stay, pending a final determination of INDEMNITEE's entitlement to indemnification (and, if INDEMNITEE is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which INDEMNITEE may be liable (and as to which INDEMNITEE has requested indemnification hereunder) in order to avoid INDEMNITEE's being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to INDEMNITEE of amounts necessary to satisfy the judgments, penalties, fines or other amounts for which INDEMNITEE may be liable and as to which a stay of execution as aforesaid cannot be obtained, the Boards of Directors by their approval of the form of the Indemnification Agreement (as hereinafter defined) having made the judgment that, in general, such loan or similar assistance may reasonably be expected to benefit the Companies), within three days after receipt of INDEMNITEE's written request therefor, together with a written undertaking by INDEMNITEE to repay, no later than 90 days following receipt of a statement therefor from the Companies, amounts (if any) expended by the Companies for such purpose, if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if INDEMNITEE elects to seek such an adjudication or arbitration, and otherwise in a determination (if required) pursuant to Section 4(a) hereof) that INDEMNITEE is not entitled to be indemnified against such judgments, penalties, fines or other amounts (or, if INDEMNITEE has sought Interval Protection in his or her capacity as a Representative, if there is a final judicial determination of willful misconduct in the matter giving rise to the Proceeding as to which he obtained Interval Protection), provided that in no event shall the Companies pay the amount of any such judgment, penalty, fine or other amount except pursuant to Section 2, 4 (if applicable) or 6 hereof.

     8.  Trust Fund. In order to provide some assurance of payment to INDEMNITEE
         ----------
and all other directors and officers of the Companies who, prior to a Change in Control, have executed or will execute agreements substantially similar to this Agreement (together with this Agreement, collectively referred to herein as "Indemnification Agreements") of amounts to which they may become entitled hereunder (including, but not limited to, advances and Interval Protection), the Companies shall (a) have executed and delivered a trust agreement in substantially the form of Exhibit I hereto ("Indemnification Trust Agreement") with the bank named therein or with any other bank in the United States having a capital and surplus of at least $500 million as shown in its most recently published financial statements as trustee ("Trustee") and (b) have deposited not less than $5 million in cash to be held in trust by the Trustee pursuant to the terms and conditions of the Indemnification Trust Agreement ("Trust"). Thereafter, subject to the provisions of the Indemnification Trust Agreement, the Companies shall from time to time fund the Trust with such additional amounts in cash as may be necessary so that the total amount held in trust thereunder shall not, at any time, be less than the sum of $5 million plus such additional amounts as may from time to time be required by the Indemnification Trust Agreement, provided, however, that if such Trust shall have terminated in accordance with its terms prior to the termination of this Agreement, the Companies shall fund a new trust for the benefit of the INDEMNITEES (as defined in the Indemnification Trust Agreement), established upon substantially the same terms as the Trust, and funded to the same extent as would have been required if the Trust had not terminated. As more fully set forth in the Indemnification Trust Agreement, if the Companies shall fail to pay INDEMNITEE any indemnification or advances or provide Interval Protection to which INDEMNITEE is or shall become entitled pursuant to this Agreement, INDEMNITEE shall have the right to payment thereof from the Trust, upon INDEMNITEE's submission to the Trustee of a notice requesting any such payment, enclosing reasonable evidence of the amount to be so paid, stating under oath that (i) INDEMNITEE has requested and is entitled to such payment pursuant to the provisions of this Agreement, (ii) the Companies have failed to provide such payment and (iii) INDEMNITEE has not received such payment pursuant to any directors and officers liability insurance policy maintained by the Companies, and including in such notice an undertaking to repay such amounts to the Trust if any of the statements in the foregoing clause
(i), (ii) or (iii) are ultimately determined not to be true. Upon termination of the Trust pursuant to the provisions of Section 7 of the Indemnification Trust Agreement, any funds then remaining in the Trust, after the distributions provided for in the Indemnification Trust Agreement, shall (unless required for the funding of a new trust as aforesaid) revert to the Companies.

     9.   Enforcement.
          -----------

          (a) The Companies unconditionally and irrevocably agree that their execution of this Agreement shall also constitute a stipulation by which they shall be irrevocably bound in any court or arbitration in which a proceeding by INDEMNITEE for enforcement of his or her rights shall have been commenced, continued or appealed that their obligations set forth in this Agreement are unique and special, and that failure of the Companies to comply with the provisions of this Agreement will cause irreparable and irremediable injury to INDEMNITEE, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a violation of this Agreement, INDEMNITEE shall be entitled to injunctive or mandatory relief directing specific performance by the Companies of their obligations under this Agreement, including without limitation the Companies' obligations regarding the establishment, re-establishment and funding of one or more trusts in accordance with Section 8 hereof. The Companies further irrevocably stipulate and agree that (i) they shall not, except in good faith, raise any objections not specifically relating to the merits of INDEMNITEE's claim, (ii) if a determination was made or deemed to have been made pursuant to the provisions of Section 4 hereof that INDEMNITEE is entitled to indemnification, the Companies shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, and (iii) the Companies shall be bound, in any such proceeding, by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof).

          (b) In the event that INDEMNITEE is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his or her rights under, or to recover damages for breach of, this Agreement, INDEMNITEE shall, within 30 days after written request to the Companies therefor (and submission of reasonable evidence of the amount thereof), and unless there is a specific judicial finding that INDEMNITEE's suit was frivolous, be indemnified by the Companies against all costs and expenses (including attorneys' fees and disbursements) incurred by him or her in connection therewith.

     10.  Duration of Agreement.
          ---------------------

          (a) This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after INDEMNITEE has ceased to occupy any of the positions or have any of the relationships described in Section 2(a) of this Agreement or (ii) (A) the final termination or resolution of all Proceedings with respect to INDEMNITEE commenced during such 10 year period and (B) either (x) receipt by INDEMNITEE of the indemnification to which he or she is entitled hereunder with respect thereto or (y) a final adjudication or binding arbitration that INDEMNITEE is not entitled to any further indemnification with respect thereto, as the case may be, provided that (subject to the exception set forth below), in the event that (1) the Board of Directors of J. C. Penney Corporation, Inc., in its discretion, determines to submit the Indemnification Agreements for stockholder ratification at J. C. Penney Company's 1987 Annual Meeting of Stockholders and (2) the stockholders fail to ratify the Indemnification Agreements at said Annual Meeting, then this Agreement shall terminate as of the close of business on the date of the certification (by the inspectors of election for said Annual Meeting) of said vote; except that this Agreement shall not terminate on such date pursuant to the foregoing proviso with respect to claims which have arisen (whether or not asserted) against INDEMNITEE prior to the close of business on such date, but shall continue in full force and effect until the occurrence of either of the events set forth in the foregoing clauses (x) and (y) of this paragraph (a) with respect to such claims.

          (b) This Agreement shall be binding upon the Companies and their successors and assigns and shall inure to the benefit of INDEMNITEE and his or her heirs, devisees, executors, administrators or other legal representatives.

     11.   Severability. If any provision or provisions of this Agreement or the
           ------------
Indemnification Trust Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever
(a) the validity, legality and enforceability of the remaining provisions of this Agreement and the Indemnification Trust Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement or the Indemnification Trust Agreement that contains any provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement and the Indemnification Trust Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement or the Indemnification Trust Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Agreement and the Indemnification Trust Agreement (including the provision held invalid, illegal or unenforceable).

     12.   Identical Counterparts. This Agreement may be executed in one or more
           ----------------------
counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     13. Headings. The headings of the paragraphs of this Agreement are inserted
         --------
for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     14. Modification and Waiver. No supplement, modification or amendment of
         -----------------------
this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     15. Notification and Defense of Claim. INDEMNITEE agrees to promptly notify
         ---------------------------------
the Companies in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, whether civil, criminal or investigative; provided, however, that the failure of INDEMNITEE to give such notice to the Companies shall not adversely affect INDEMNITEE's rights under this Agreement except to the extent the Companies shall have been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Companies' right to seek participation at their own expense in any Proceeding which may give rise to indemnification hereunder.

     16. Notices. All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, in either case:

         (a) if to INDEMNITEE, at the address indicated on the signature page hereof,

         (b) if to J. C. Penney Company, Inc.:

             If Mailed:

             J. C. Penney Company, Inc.
             P.O. Box 10001
             Dallas, Texas 75301-0005
             Attn:  General Counsel

             If Delivered:

             J. C. Penney Company, Inc.
             6501 Legacy Drive, MS 005
             Plano, Texas 75024-3698
             Attn:  General Counsel

          (c) if to J. C. Penney Corporation, Inc.:


              If Mailed:

              J. C. Penney Company, Inc.
              P.O. Box 10001
              Dallas, Texas 75301-0005
              Attn:  General Counsel


              If Delivered:

              J. C. Penney Company, Inc.
              6501 Legacy Drive, MS 005
              Plano, Texas 75024-3698
              Attn:  General Counsel

or to such other address as may have been furnished to either party by the other party.

          Governing Law. The parties hereto agree that this Agreement shall be
          -------------
governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                              J. C. PENNEY COMPANY, INC.



By:________________________________  By:__________________________________
Name:______________________________  Name:________________________________
Title:_____________________________  Title:_______________________________



ATTEST:                              J. C. PENNEY CORPORATION, INC.



By:________________________________  By:__________________________________
Name:______________________________  Name:________________________________
Title:_____________________________  Title:_______________________________



                                     INDEMNITEE


                                     By:__________________________________
                                     Name:
                                     Title:
                                     Address: